UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2007

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 15, 2007, Memory Pharmaceuticals Corp. (the "Registrant") issued a press release announcing top-line data from the multi-center, randomized, double-blind, placebo-controlled Phase 2a study of MEM 1003, a neuronal L-type calcium channel modulator, in Alzheimer’s disease. The trial failed to meet its primary endpoint, which was a twelve-week mean change in the Alzheimer's disease Assessment Scale -- Cognitive subscale (ADAS - cog) score in the overall population.

The negative results were largely driven by an unusually large placebo response in the subgroup of monotherapy subjects. In the subgroup of subjects receiving cholinesterase inhibitors, the change in ADAS-cog favored treatment over placebo, although this difference was not statistically significant. Similarly, in this subgroup, numeric improvements were seen in all of the four secondary endpoints, which included the Mini-Mental State Exam, the Alzheimer’s Disease Cooperative Study – Activities of Daily Living, the Clinician Interview-Based Impression of Change with Caregiver Input and the Neuropsychiatric Inventory.

In addition, the Registrant announced that it now expects to report top-line results from its Phase 2a clinical trial of MEM 3454, its lead nicotinic alpha-7 agonist, in Alzheimer’s disease by the middle of the fourth quarter

A copy of the press release that includes these announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release dated October 15, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

October 15, 2007	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Council

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated October 15, 2007